Big Sky Energy Corporation

750, 440 – 2nd Avenue SW

Calgary, Alberta

Canada, T2P 5E9

Effective as of March 15, 2005

STRICTLY PRIVATE AND CONFIDENTIAL

Mr. Ruslan Tsarni

6150 Glacier Place

Ferndale, WA 98248

U. S. A.

Dear Mr. Tsarni:

We wish to confirm our discussions concerning your (referred to herein as the “Employee”) employment by Big Sky Energy Corporation (referred to herein as the “Company”) on the terms and conditions set forth below.

1.

POSITION AND RESPONSIBILITIES

Employee shall serve the Company in the capacity of Vice President – Business Development and shall fully and faithfully perform such duties and exercise such powers as are incidental to such position including those duties set out in the following paragraph in connection with the business of the Company, its affiliates and joint ventures and such other compatible duties and powers as may from time to time be assigned to the Employee by the Chief Executive Officer and President of the Company (the “Management”).

Employee acknowledges that the Company has entered into arrangements whereby it has agreed to procure management services, including those of the Employee, to the Company and Employee therefore agrees to provide his services to such affiliates of the Company as may be directed by the management of the Company (the “Management”) from time to time.  In order to carry out such responsibilities, Employee shall be appointed as Vice President – Administration and Legal of the Company’s parent corporation, or such other position as is mutually agreed.

Employee shall have executive responsibility for operational aspects of the business of the Company and its affiliates (collectively referred to herein as the “Company”) including Big Sky Energy Corporation in connection with Vector Energy West LLP, Kozhan LLP and any newly acquired activities in Kazakhstan and neighbouring regions (collectively, the “joint ventures”).

Such responsibilities shall include, but shall not be limited to, (i) supervising the Company’s legal functions and ensure the commercial aspects of all contracts involving the joint ventures are in line with industry practice internationally, (ii) ensuring that the commercial aspects of the Company’s interests are protected such as contracts in the sale of crude, transport of crude and gas from joint ventures to third parties, (iii) the development of a central purchasing and logistics function as a profit centre in the Company and the introduction of these services to the joint ventures, (iv) the development of a central corporate planning function for the Company and the implementation of a management information system, (v) the development and introduction of Company-wide HSE policies and procedures with respect to the joint ventures, and (vi) the development and introduction of a cost recovery mechanism for the Company from the joint ventures.

Employee shall fully and faithfully perform such duties and fulfil such obligations, as are commensurate with his appointment as an officer of the Company.  Employee shall devote full attention using his best efforts to apply his skill and experience to perform his duties hereunder and promote the interests of the business and projects of the Company provided that Employee shall not be precluded from pursuing other business interests or holding positions in other public or private companies which do not interfere with Employee’s ability to carry out his responsibilities hereunder, and do not otherwise contravene the requirements of this Agreement, and which have been approved in advance by the Company’s Management.

2.

TERM

The term of Employee’s employment as contemplated herein (the “Term”) shall be effective for a three-year period from March 15, 2005 and shall continue until March 14, 2008 or such earlier date as such employment may be terminated in accordance with the provisions of this Agreement or by Employee’s resignation.  This Agreement and Employee’s employment by the Company may be renewed at the end of the said Term on conditions mutually acceptable to the Employee and the Company; however, if the same are not renewed, Employee’s employment will terminate on March 14, 2008 without further requirement of notice or pay in lieu thereof.  The Company will provide notice of at least ninety (90) days if it intends to renew this Agreement.

3.

COMPENSATION

a)

Salary:   For services rendered by Employee during the term of this Agreement, Employee shall be paid a salary, payable in monthly installments, at an annual rate of US$ 216,000 gross.  This will be paid monthly on or around the 26th day of the month into Employee’s nominated bank account(s).  Such salary shall be reviewed annually and may be increased at the sole discretion of the Managements taking into account, among other things, individual performance and general business conditions.

Company and Employee acknowledge that the services of the Employee are to be supplied on the basis that the compensation paid to the Employee for services performed will be subject to applicable taxation. It is contemplated that of the US$ 216,000 gross an amount of US$ 76,000 shall be paid in Kazakhstan and subject to taxation in Kazakhstan, customarily deducted at source.  The remaining US$ 140,000 shall be paid in respect of services rendered abroad, the taxes thereon being the sole liability and responsibility of the Employee.

b)

Stock Options:   Subject to regulatory or shareholder approval, if required, the Company shall provide Employee with stock options to purchase a total of 600,000 common shares in the Company under its Stock Option Plan, as amended from time to time, subject to the terms and conditions set out in the Company’s standard form of stock option agreement, and upon the following terms and conditions:

i.

the effective date of the grant will be the date of execution of this Agreement, or if such date falls within a black-out period, the third business day following the lifting of the black-out period (the “Effective Date”);

ii.

the options will expire on October 30, 2008 unless Employee continue with Big Sky beyond that date, as more specifically provided in the Company’s standard form of option agreement;

iii.

the exercise option price per common share will be USD 0.50;

iv.

1/3 of the options shall vest on March 15, 2005, 1/3 of the options shall vest on March 15, 2006, and 1/3 of the options shall vest on March 15, 2007.

1.

BENEFITS, PERQUISITES AND BUSINESS EXPENSES

a)

Employee shall be entitled to participate in future Stock Option Plan of Company on such terms as may be determined by the Management.

b)

Except to the extent that such benefits and perquisites are provided to the Employee pursuant to any employment contract with a company in the Company, Employee shall be entitled to participate in the employee benefit programs made generally available to employees of the Company from time to time.

c)

Employee shall be entitled to be reimbursed for all reasonable expenses incurred by Employee in connection with the conduct of the business of the Company.  Such expenses shall be reimbursed within thirty (30) days following presentation of sufficient evidence of such expenditures, provided such expenditures are consistent with the policies and directives of the Company as may be amended from time to time.

d)

Employee shall be entitled to business class air travel at any time whilst on Company business.

e)

The Company will provide Employee with a car and/or driver (fully serviced and maintained, including petrol).

2.

VACATION AND HOLIDAYS

In combination with all vacation and holidays granted pursuant to any Employee employment contract within the Company, Employee shall be entitled to an aggregate six (6) weeks paid vacation during each year of Employee’s employment hereunder.  Such vacation shall be utilized by Employee at such time or times as do not materially interfere with the ongoing conduct of the Company’s business operations.

3.

TERMINATION OF EMPLOYMENT

a)

Termination by the Company without cause:  The Company shall be entitled to terminate Employee’s employment at any time without cause by giving Employee 6 month’s prior written notice of the termination of Employee’s employment, or in lieu of such notice, by continuing Employee’s monthly salary payments for a period of 6 months from the date of termination of Employee’s employment.  In the event of the termination of Employee’s employment hereunder without cause, Employee shall be immediately relieved of all of his responsibilities and authorities as an officer, director and employee of the Company and as an officer, director and employee of each and every affiliate in the Company effective as of the date of termination of Employee’s employment fixed by the Company.  In the event of Employee’s termination without cause, rights and benefits of the Employee under the employee benefits plans and programs of the Company shall, unless prohibited by the relevant plan, be continued for the 6 month period referred to above.  If any such benefit or program cannot be so continued, Employee shall be entitled to receive a cash payment equal to the value of such benefits for such period.

b)

Termination by the Company for cause:  The Company shall be entitled to terminate Employee’s employment for cause at any time without notice and without any payment in lieu of notice.  In the event of the termination of Employee’s employment for cause, the Company’s obligations hereunder shall immediately cease and terminate and Employee shall be immediately relieved of all of his responsibilities and authorities as an officer, director and employee of the Company and as an officer, director and employee of each and every affiliate in the Company and in such an event there will be no continued salary payments by the Company to Employee and any rights and benefits of Employee under the employee benefit plans and programs of the Company will immediately terminate in accordance with the terms of such plans and programs.  For purposes of this paragraph 6(b) and of Employee’s employment with the Company “cause” shall include, without limitation, the following circumstances,

i)

Employee has committed a criminal offence involving moral turpitude or has improperly enriched himself at the expense of the Company;

ii)

Employee, in carrying out his duties hereunder, (i) has been wilfully and grossly negligent, or (ii) has committed wilful and gross misconduct or, (iii) has failed to comply with an instruction or directive from the Board of Directors (and which is not otherwise cured within thirty (30) days);

iii)

Employee has breached a material term of this Agreement (and which is not otherwise cured within thirty (30) days);

iv)

Employee becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against Employee or in the event Employee makes any general disposition or assignment for the benefit of his creditors; or

v)

Employee shall be diagnosed as being afflicted by chronic alcoholism or drug addiction.

vi)

Termination of Employee’s employment for cause shall be effective upon the date of the notice of termination given to the Employee and the lapse of any applicable cure period without remedy of the matters set out in such notice.

c)

Disability:  Employee’s employment shall terminate automatically upon written notice from the Company in the event of Employee’s absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of ninety (90) days during any twelve (12) month period of the term, provided that such disability, illness, incapacity or other cause has not occurred during the execution of the business of the Company by the Employee.  In the event of any such absence or inability, Employee shall be entitled to receive the compensation provided for herein for the first thirty (30) days thereof, whereafter Employee shall only be entitled to receive such compensation, if any, as may be determined by the Management.  Employee shall investigate the cost to Company of Disability Insurance and its availability.  Company shall continue at its expense the present Life and SOS insurances held by Employee, the total cost to Company being approx. US$ 5,000 annually.

d)

Death:  In the event of the death of Employee during the term of this Agreement, Employee’s salary will be paid to Employee’s spouse to the end of the third month following the month in which Employee’s death occurs.  Rights and benefits of Employee under the employee benefit plans and programs of the Company, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

e)

Effect of Termination:  Employee agrees that, upon termination of his employment for any reason whatsoever, Employee shall thereupon be deemed to have immediately resigned any position that Employee may have as an officer, director or employee of the Company and each and every affiliate of the Company.  In such event, Employee shall, at the request of the Company or any affiliate in the Company, forthwith execute any and all documents appropriate to evidence such resignation.  Employee shall not be entitled to any payment in respect of such resignation in addition to those provided for herein, except as expressly provided for pursuant to any other employment agreement entered into with any affiliate in the Company.

f)

Survival of Terms:  It is expressly agreed that notwithstanding termination of Employee‘s employment with the Company for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of Employee and the Company respectively in relation to the time up to and including the date of termination and the provisions of paragraphs 3, 6(e), 7 and 8 of this Agreement, all of which shall remain and continue in full force and effect.

4.

NON-COMPETITION AND NON-SOLICITATION

a)

Employee agrees that during the period of the Employee’s employment with the Company and for a period of six (6) months from the last payment of compensation to Employee by the Company, Employee shall not engage in or participate in any business activity that competes, directly or indirectly, with the businesses of the Company or any affiliate in the Company, provided, however, that Employee shall not be precluded from competing with the business of the Company in the event of a termination of Employee’s employment as a result of a material breach by the Company of the provisions of this Agreement, or in the event that Employee’s employment is terminated or deemed to be terminated by the Company without cause.

b)

Notwithstanding anything to the contrary contained herein Employee may, without being deemed to compete, directly or indirectly, with the businesses of the Company or any affiliate in the Company own not more than five percent (5%) of any class of the outstanding securities of any corporation listed on a securities exchange or traded in any over-the-counter market.

c)

Employee agrees that for a period of six (6) months following the termination of Employee’s employment with the Company for any reason whatsoever, Employee will not, whether as principal, agent, employee, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or attempt to retain in any way whatsoever any of the employees of the Company or of any affiliates in the Company, provided however, that the Employee shall not be precluded from soliciting or retaining employees of the Company in the event of a termination of Employee’s employment as a result of a material breach by the Company of the provisions of this Agreement, or in the event that Employee’s employment is terminated or deemed to be terminated by the Company without cause.

d)

It is the desire and the intent of the parties that the provisions of this paragraph 7 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this paragraph 7 is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

5.

CONFIDENTIAL INFORMATION

a)

Employee agrees not to disclose either while in the Company’s employ or at any time thereafter to any person not employed by the Company or by any affiliate of the Company or not engaged to render services to the Company or to any affiliate in the Company, any trade secrets or confidential information of or relating to the Company or any affiliate in the Company obtained by Employee while in the employ of the Company; provided, however, that this provision shall not preclude Employee from the use or disclosure of information known generally to the public (other than that which Employee may have disclosed in breach of this Agreement) or of information required to be disclosed by law or court order applicable to Employee or information authorized to be disclosed by the Management.

b)

Employee also agrees that upon leaving the Company’s employ, Employee will not take, without the prior written consent of the Management, any drawing, blueprint, specification, report or other document belonging or relating to the Company or to any affiliate in the Company.

6.

NOTICES

Any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be sufficiently given when and if mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by personal delivery, overnight courier or by facsimile to the party entitled thereto at the address stated at the beginning of this Agreement or at such other address as the parties may have specified by similar notice.

Any such notice shall be deemed delivered on the tenth business day following the mailing thereof if delivered by prepaid post or if given by means of personal delivery on the day of delivery thereof or if given by means of courier or facsimile transmission on the first business day following the dispatch thereof.

7.

ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

8.

ASSIGNMENT

Except as herein expressly provided, the respective rights and obligations of Employee and the Company under this Agreement shall not be assignable by either party without the written consent of the other party and shall, subject to the foregoing, enure to the benefit of and be binding upon Employee and the Company and their permitted successors or assigns.  Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.

APPLICABLE LAW

This Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of England.  Each of the parties hereto hereby irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of England with respect to any proceedings brought in respect of this Agreement or the subject matter hereof.

10.

AMENDMENT OR MODIFICATION; WAIVER

No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Company (including any authorized officer or committee of the Management) and is in writing signed by Employee and by a duly authorized representative of the Company.  Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

11.

GUARANTEE OF PERFORMANCE

Company hereby guarantees to and in favour of Employee the due and timely performance and payment of all obligations, duties and liabilities of the Company under this Agreement and agrees to perform all obligations and pay all amounts due hereunder to Employee forthwith upon any breach or failure by the Company in the performance of the terms and conditions hereof.

If you are in agreement with the foregoing terms and conditions, please confirm your acceptance by signing and returning the enclosed duplicate copy of this correspondence.

BIG SKY ENERGY CORPORATION

Per: \s\ S.A. Sehsuvaroglu
S. A. Sehsuvaroglu

Accepted and agreed:

Per: \s\ Ruslan Tsarni
Ruslan Tsarni

Dated : March 2, 2005

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